Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Lime Energy Co. (formerly known as Electric City Corp.)
Elk Grove Village, Illinois
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-121958 and 333-121959) and S-3 (Nos. 333-117170, 333-105084, 333-123437, 333-128777, 333-130443) of Lime Energy Co. (formerly known as Electric City Corp.) of our report dated August 11, 2006, relating to the financial statements of Parke P.A.N.D.A. Corporation which appear in this Form 8-K/A.
/s/ BDO SEIDMAN, LLP
October 17, 2006